SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In April 2006, the Primus Telecommunications Group, Incorporated committed to a plan to dispose of our subsidiary located in India, a fixed broadband wireless Internet services provider. In May 2006, we entered into a share purchase agreement. The purchase was completed in June 2006. Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” requires us to present the activities of the India operations as discontinued operations. While activities are being reclassified in prior periods, gains or losses arising from the actual discontinuance of the business has been recorded in the three months ended June 30, 2006 as discontinued operations. We are therefore updating our previously issued financial statements and certain other financial information originally reported within our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (“First Quarter 2006 10-Q”) and within our Annual Report on Form 10-K for the year ended December 31, 2005 (“2005 10-K”). This Current Report on Form 8-K updates Items 1 and 2 of our First Quarter 2006 10-Q and Items 6, 7, and 8 of our 2005 10-K to recast the activities of the aforementioned business as discontinued operations.

Items 1 and 2 of our First Quarter 2006 10-Q are set forth in Exhibit 99.1, and Items 6, 7, and 8 of our 2005 10-K are set forth in Exhibit 99.2 and are incorporated by reference herein. We have not modified or updated any other disclosures presented in our First Quarter 2006 10-Q or 2005 10-K.

Item 9.01. Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Selected items of First Quarter 2006 10-Q, as revised.

99.2	Selected items of 2005 10-K, as revised.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATION GROUP, INCORPORATED

Dated: August 11, 2006	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Selected items of First Quarter 2006 10-Q, as revised.

99.2	Selected items of 2005 10-K, as revised.

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